UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-000147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio		44108
____________________________________________________________		______________________________
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020, the Company appointed Jay Daly, age 43, as Chief Financial Officer of the Company. Prior to joining the Company, Mr. Daly most recently served, from July 2017 to September 2020, as Director of Financial Planning and Analysis for Park Place Technologies, a digital infrastructure maintenance and support company. From September 2012 to June 2017, Mr. Daly served in various roles for Beam Suntory, a global premium spirits company, including most recently as Senior Finance Manager. Mr. Daly previously worked for GE Capital Corporation and Ernst & Young LLP. He holds an MBA from the University of Connecticut.

In connection with Mr. Daly’s appointment as Chief Financial Officer, he will receive an annual salary of $150,000 and will be eligible to participate in the Company’s profit-sharing plan for executives.

There are no family relationships between Mr. Daly and any director or executive officer of the Company. There are no transactions in which Mr. Daly has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Effective September 8, 2020, Kelly J. Marek stepped down from her position as Chief Financial Officer of Crawford United Corporation (the “Company”), after which Ms. Marek will remain employed with the Company and transition the balance of her responsibilities until her separation from the Company effective September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crawford United Corporation
(Registrant)

Date: September 10, 2020
By: /s/ Brian E. Powers
Name: Brian E. Powers
Title: Chairman, President and
Chief Executive Officer

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